EXHIBIT 99.1
MARTIN MIDSTREAM PARTNERS REPORTS
2013 FOURTH QUARTER AND FISCAL YEAR FINANCIAL RESULTS

KILGORE, Texas, February 26, 2014/GlobeNewswire/ -- Martin Midstream Partners L.P. (NASDAQ: MMLP) (the “Partnership”) announced today its financial results for the fourth quarter and year ended December 31, 2013.

The Partnership's adjusted EBITDA for the fourth quarter of 2013 was $38.6 million. This compared to adjusted EBITDA for the fourth quarter of 2012 of $32.0 million. The Partnership's adjusted EBITDA for the year ended December 31, 2013 was $138.0 million. This compared to adjusted EBITDA for the year ended December 31, 2012 of $121.3 million. EBITDA and adjusted EBITDA are non-GAAP financial measures which are explained in greater detail below under the heading "Use of Non-GAAP Financial Information." The Partnership has also included below a table entitled "Reconciliation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow" in order to show the components of these non-GAAP financial measures and their reconciliation to the most comparable GAAP measurement.

The Partnership's distributable cash flow for the fourth quarter of 2013 was $24.2 million. This compared to distributable cash flow for the fourth quarter of 2012 of $20.6 million. The Partnership's distributable cash flow for the year ended December 31, 2013 was $87.0 million. This compared to distributable cash flow for the year ended December 31, 2012 of $80.3 million. Distributable cash flow is a non-GAAP financial measure which is explained in greater detail below under "Use of Non-GAAP Financial Information." The Partnership has also included below a table entitled "Reconciliation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow" in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measurement.

The Partnership reported a loss for the fourth quarter of 2013 of $39.3 million, or $1.44 per limited partner unit. This compared to net income for the fourth quarter of 2012 of $7.2 million, or $0.29 per limited partner unit. Results for the fourth quarter of 2013 were negatively impacted by the $54.1 million non-cash charge related to the Partnership’s share of an impairment of the Monroe Gas Storage Company LLC ("Monroe") assets at Cardinal Gas Storage Partners, LLC (“Cardinal”), an equity method investment of the Partnership. Net income from continuing operations for the fourth quarter of 2012 was $9.7 million, $0.38 per limited partner unit. The Partnership reported a net loss from discontinued operations for the fourth quarter of 2012 of $2.5 million, or $0.09 per limited partner unit. The Partnership reported no income from discontinued operations for the fourth quarter of 2013. Revenues for the fourth quarter of 2013 were $482.0 million compared to $454.1 million for the fourth quarter of 2012.

The Partnership reported a loss from continuing operations for the year ended December 31, 2013 of $13.4 million, or $0.49 per limited partner unit. Results for the year ended December 31, 2013 were negatively impacted by the $54.1 million non-cash charge related to the Partnership's share of an impairment of the Monroe assets at Cardinal. Net income from continuing operations for the year ended December 31, 2012 was $37.1 million, or $1.32 per limited partner unit. The Partnership reported no income from discontinued operations for the year ended December 31, 2013. This compared to net income from discontinued operations for the year ended December 31, 2012 of $64.9 million, or $2.64 per limited partner unit. Income from discontinued operations was positively impacted by a gain on the sale of certain gas gathering and processing assets of $61.8 million for the year ended December 31, 2012. Revenues for the year ended December 31, 2013 were $1.6 billion compared to $1.5 billion for the year ended December 31, 2012.

Included with this press release are the Partnership's consolidated financial statements as of and for the quarter and year ended December 31, 2013 and certain prior periods. These financial statements should be read in conjunction with the information contained in the Partnership's Annual Report on Form 10-K, to be filed with the SEC on March 3, 2014.

Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of the Partnership, said “I am pleased with our performance in the fourth quarter of 2013 and the Partnership’s recovery from our seasonally weak third quarter. For the quarter, our distributable cash flow (DCF) coverage ratio was 1.14 times the distribution paid to our unitholders. Likewise, our DCF coverage ratio was 1.03 times for the year ended 2013. Our overall business and asset performance was strong during the quarter, however, DCF was offset by due diligence expenses associated with unsuccessful acquisition opportunities of approximately $1.9 million and increased maintenance capital expenditures. That being said, based on our strong performance and coverage during the fourth quarter we were again able to increase our quarterly distribution. This marks the fifth consecutive quarter we have provided increased distributions to our unitholders.

"Looking at our fourth quarter by segment, and starting with Terminalling and Storage, in late November 2013, we put in service a newly constructed dock facility dedicated solely to our Corpus Christi Crude Terminal and its customer. With the addition of our second docking system and related infrastructure, all of which was completed ahead of schedule, we more than doubled our crude loading capacity. Additionally, as increased Eagle Ford Shale crude oil production drives terminal through-put increases, we are well-positioned with additional tankage under construction. Once fully completed in the second quarter of this year, we expect year over year cash flow from the terminal to increase by over 25%. Partially offsetting the strong results surrounding our Corpus Christi assets were lower than forecasted through-put at the Smackover refinery and weaker than forecasted lubricant sales within our Martin Lubricants platform. However, we continue to view Martin Lubricants as a solid growth platform for the Partnership and are currently exploring several growth initiatives.

"In the Natural Gas Services segment, our wholesale propane and butane distribution services had a strong fourth quarter. Improved market conditions allowed us to capture greater than forecasted volume and margins in our legacy businesses. Additionally, in our refinery grade butane service we again successfully benefited by capturing seasonal margin differentials from butane inventories we placed in storage during the second and third quarters. As fuel blending continues today, butane sales will continue through the end the first quarter, thus completing the seasonal cycle. To date, margins have remained favorable mid-way through the first quarter.

"On the natural gas storage side, prolonged weakness in demand for storage capacity and financing covenants that restrict cash flow have negatively impacted the distributions we have received from our Cardinal investment. Specific to the Monroe facility, our cash flow available for distributions from that asset was $1.7 million in 2013. Based on this weakness, and the unlikelihood of near-term cash flow improvement, Cardinal recorded an impairment charge specific to the Monroe Gas Storage facility of $129.4 million. The Partnership’s share of this charge was $54.1 million recorded in “Equity in Earnings in Unconsolidated Entities” in the Consolidated Statements of Operations in the year end results. Looking ahead, this non-cash asset impairment will have minimal impact on our DCF and our ability to pay distributions to unitholders at the current level as projected cash flow from Monroe is approximately $0.2 million for 2014.

"Lastly, I note that our Partnership’s Redbird ownership interests in the other Cardinal projects at Arcadia, Cadeville and Perryville, Louisiana are operating and generating cash flow at projected levels.

Because of current contracted levels of cash flow and operational performance, no asset write-downs are contemplated with any of these three projects. However, because each of those projects has an asset level project financing in place, upstream distributions are prohibited until certain leverage metrics are achieved.

"Our Sulfur Services segment rebounded from our seasonally weaker third quarter and posted stronger than forecasted performance. Fertilizer volume returned from seasonal lows sooner than we anticipated. Historically, the fourth quarter typically shows improvement as production volume begins delivery and deployment toward the field. Likewise, our pure sulfur businesses showed a recovery from the third quarter and exceeded planned performance. Our fee-based prilling and formed sulfur businesses met expectations for the fourth quarter and full year target performance.

"Finally, our Marine Transportation segment posted solid performance during the fourth quarter and finished the year ahead of the forecasted plan. Both our inland and offshore fleets had near full utilization. The inland fleet in particular had one of its best quarters since 2010. As we forecasted, the incremental demand for liquids transportation connected to shale play off-take was strong during 2013. Accordingly, the Partnership has been able to rely on the stability of cash flow from the Marine Transportation. For 2014, however, we are forecasting a slight reduction in cash flow compared to 2013 for this segment. This is primarily attributed to a disproportionate amount of regulatory dry-docking that will include our entire offshore marine fleet.

"Looking ahead, we have multiple organic growth platforms and projects across our business segments that should render continued near-term and long-term distribution growth. Additionally, we continue to pursue accretive acquisitions."

Investors' Conference Call

An investors’ conference call to review the fourth quarter results will be held on Thursday, February 27, 2014, at 8:00 a.m. Central Time. The conference call can be accessed by calling (877) 878-2695. An audio replay of the conference call will be available by calling (855) 859-2056 from 11:00 a.m. Central Time on February 27, 2014 through 10:59 p.m. Central Time on March 6, 2014. The access code for the conference call and the audio replay is Conference ID No. 44678069. The audio replay of the conference call will also be archived on Martin Midstream Partners’ website at www.martinmidstream.com.

About Martin Midstream Partners L.P.

The Partnership is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership's primary business lines include: (1) terminalling, storage and packaging services for petroleum products and by-products; (2) natural gas services, including liquids distribution services and natural gas storage; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) marine transportation services for petroleum products and by-products.

Forward-Looking Statements

Statements about the Partnership's outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Information

The Partnership's management uses a variety of financial and operational measurements other than its financial statements prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”) to analyze its performance. These include: (1) net income before interest expense, income tax expense, and depreciation and amortization (“EBITDA”), (2) adjusted EBITDA and (3) distributable cash flow. The Partnership's management views these measures as important performance measures of core profitability for its operations and the ability to generate and distribute cash flow, and as key components of its internal financial reporting. The Partnership's management believes investors benefit from having access to the same financial measures that management uses.

EBITDA and Adjusted EBITDA. Certain items excluded from EBITDA and adjusted EBITDA are significant components in understanding and assessing an entity's financial performance, such as cost of capital and historic costs of depreciable assets. The Partnership has included information concerning EBITDA and adjusted EBITDA because it provides investors and management with additional information to better understand the following: financial performance of the Partnership's assets without regard to financing methods, capital structure or historical cost basis; the Partnership's operating performance and return on capital as compared to those of other similarly situated entities; and the viability of acquisitions and capital expenditure projects. The Partnership's method of computing adjusted EBITDA may not be the same method used to compute similar measures reported by other entities. The economic substance behind the Partnership's use of adjusted EBITDA is to measure the ability of the Partnership's assets to generate cash sufficient to pay interest costs, support its indebtedness and make distributions to its unit holders.

Distributable Cash Flow. Distributable cash flow is a significant performance measure used by the Partnership's management and by external users of its financial statements, such as investors, commercial banks and research analysts, to compare basic cash flows generated by the Partnership to the cash distributions it expects to pay unitholders. Distributable cash flow is also an important financial measure for the Partnership's unitholders since it serves as an indicator of the Partnership's success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not the Partnership is generating cash flow at a level that can sustain or support an increase in its quarterly distribution rates. Distributable cash flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships because the value of a unit of such an entity is generally determined by the unit's yield, which in turn is based on the amount of cash distributions the entity pays to a unitholder.

EBITDA, adjusted EBITDA and distributable cash flow should not be considered alternatives to, or more meaningful than, net income, cash flows from operating activities, or any other measure presented in accordance with GAAP. The Partnership's method of computing these measures may not be the same method used to compute similar measures reported by other entities.

Additional information concerning the Partnership is available on the Partnership's website at www.martinmidstream.com.

Contact: Robert D. Bondurant, Executive Vice President and Chief Financial Officer of Martin Midstream GP LLC, the Partnership's general partner at (903) 983-6200.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Dollars in thousands)

	December 31,
	2013	2012
Assets
Cash	$16,542	$5,162
Accounts and other receivables, less allowance for doubtful accounts of $2,492 and $2,805, respectively	163,855	190,652
Product exchange receivables	2,727	3,416
Inventories	94,902	95,987
Due from affiliates	12,099	13,343
Other current assets	7,353	2,777
Assets held for sale	—	3,578
Total current assets	297,478	314,915

Property, plant and equipment, at cost	929,183	767,344
Accumulated depreciation	(304,808)	(256,963)
Property, plant and equipment, net	624,375	510,381

Goodwill	23,802	19,616
Investment in unconsolidated entities	128,662	154,309
Debt issuance costs, net	15,659	10,244
Other assets, net	7,943	3,531
	$1,097,919	$1,012,996
Liabilities and Partners’ Capital
Current portion of long-term debt and capital lease obligations	$—	$3,206
Trade and other accounts payable	142,951	140,045
Product exchange payables	9,595	12,187
Due to affiliates	2,596	3,316
Income taxes payable	1,204	10,239
Other accrued liabilities	20,242	9,489
Total current liabilities	176,588	178,482

Long-term debt and capital leases, less current maturities	658,695	474,992
Other long-term obligations	2,219	1,560
Total liabilities	837,502	655,034
Commitments and contingencies
Partners’ capital	260,417	357,962
	$1,097,919	$1,012,996

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

	Year Ended December 31,
	2013	2012	2011
Revenues:
Terminalling and storage *	$115,965	$90,243	$77,283
Marine transportation *	98,523	85,748	76,936
Sulfur services *	12,004	11,702	11,400
Product sales:
Natural gas services*	984,653	825,506	611,749
Sulfur services*	201,120	249,882	263,644
Terminalling and storage*	221,245	227,280	201,478
	1,407,018	1,302,668	1,076,871
Total revenues	1,633,510	1,490,361	1,242,490

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services *	944,961	801,724	598,814
Sulfur services *	157,723	194,952	219,697
Terminalling and storage *	195,640	205,588	182,412
	1,298,324	1,202,264	1,000,923
Expenses:
Operating expenses *	172,043	146,287	134,734
Selling, general and administrative *	29,397	25,494	20,531
Depreciation and amortization	52,240	42,063	40,276
Total costs and expenses	1,552,004	1,416,108	1,196,464
Other operating income (loss)	1,166	(418)	1,326
Operating income	82,672	73,835	47,352

Other income (expense):
Equity in loss of unconsolidated entities	(53,048)	(1,113)	(4,752)
Debt prepayment premium	(272)	(2,470)	—
Interest expense	(42,495)	(30,665)	(26,781)
Other, net	542	1,092	420
Total other income (expense)	(95,273)	(33,156)	(31,113)
Net income (loss) before taxes	(12,601)	40,679	16,239
Income tax expense	(753)	(3,557)	(2,872)
Income (loss) from continuing operations	(13,354)	37,122	13,367
Income from discontinued operations, net of income taxes	—	64,865	9,392
Net income (loss)	(13,354)	101,987	22,759
Less general partner's interest in net (income) loss	267	(4,748)	(5,289)
Less pre-acquisition (income) loss allocated to Parent	—	(4,622)	1,583
Less (income) loss allocable to unvested restricted units	40	—	—
Less beneficial conversion feature	—	—	(1,108)
Limited partner's interest in net income	$(13,047)	$92,617	$17,945

*Related Party Transactions Shown Below

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

*Related Party Transactions Included Above

	Year Ended December 31,
	2013	2012	2011
Revenues:
Terminalling and storage	$71,517	$64,669	$54,211
Marine transportation	24,654	17,494	23,478
Product sales	4,698	7,201	9,081
Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services	32,639	27,512	16,749
Sulfur services	18,161	16,968	18,314
Terminalling and storage	48,868	48,375	45,089
Expenses:
Operating expenses	70,333	58,834	58,051
Selling, general and administrative	17,733	13,678	8,610

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

	Year Ended December 31,
	2013	2012	2011
Allocation of net income (loss) attributable to:
Limited partner interest:
Continuing operations	$(13,047)	$30,915	$11,193
Discontinued operations	—	61,702	6,752
	(13,047)	92,617	17,945
General partner interest:
Continuing operations	(267)	1,585	3,106
Discontinued operations	—	3,163	2,183
	(267)	4,748	5,289

Net income (loss) per unit attributable to limited partners:
Basic:
Continuing operations	$(0.49)	$1.32	$0.57
Discontinued operations	—	2.64	0.35
	$(0.49)	$3.96	$0.92

Weighted average limited partner units - basic	26,558	23,362	19,545

Diluted:
Continuing operations	$(0.49)	$1.32	$0.57
Discontinued operations	—	2.64	0.35
	$(0.49)	$3.96	$0.92

Weighted average limited partner units - diluted	26,558	23,365	19,547

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF COMPREHENSIVE INCOME
(Dollars in thousands)

	Year Ended December 31,
	2013	2012	2011
Net income	$(13,354)	$101,987	$22,759
Other comprehensive income adjustments:
Changes in fair values of commodity cash flow hedges	—	126	1,011
Commodity cash flow hedging gains reclassified to earnings	—	(752)	(1,822)
Interest rate cash flow hedging losses reclassified to earnings	—	—	18
Other comprehensive income (loss)	—	(626)	(793)
Comprehensive income	$(13,354)	$101,361	$21,966

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CAPITAL
(Dollars in thousands)

	Partners’ Capital
	Parent Net Investment	Common		Subordinated		General Partner	Accumulated Comprehensive Income
		Units	Amount	Units	Amount	Amount	Amount	Total
Balances – December 31, 2010	$53,154	17,707,832	$250,787	889,444	$17,721	$4,879	$1,419	$327,960

Net income (loss)	(1,583)	—	19,053	—	—	5,289	—	22,759
Recognition of beneficial conversion feature	—	—	(1,108)	—	1,108	—	—	—
Follow-on public offering	—	1,874,500	70,330	—	—	—	—	70,330
Issuance of restricted units	—	14,850	—	—	—	—	—	—
General partner contribution	—	—	—	—	—	1,505	—	1,505
Conversion of subordinated units to common units	—	889,444	18,829	(889,444)	(18,829)	—	—	—
Cash distributions ($3.05 per unit)	—	—	(58,252)	—	—	(6,245)	—	(64,497)
Excess purchase price over carrying value of acquired assets	—	—	(19,685)	—	—	—	—	(19,685)
Unit-based compensation	—	—	190	—	—	—	—	190
Purchase of treasury units	—	(14,850)	(582)	—	—	—	—	(582)
Adjustment in fair value of derivatives	—	—	—	—	—	—	(793)	(793)
Balances – December 31, 2011	51,571	20,471,776	279,562	—	—	5,428	626	337,187

Net income	4,622		92,617			4,748		101,987
Follow-on public offering	—	6,095,000	194,170	—	—	—	—	194,170
Issuance of restricted units	—	6,250	—	—	—	—	—	—
General partner contribution	—	—	—	—	—	4,145	—	4,145
Cash distributions ($3.06 per unit)	—	—	(70,679)	—	—	(5,849)	—	(76,528)
Excess purchase price over carrying value of acquired assets	—	—	(142,075)	—	—	—	—	(142,075)
Excess carrying value of assets over the purchase price paid by Martin Resource Management	—	—	(4,268)	—	—	—	—	(4,268)
Unit-based compensation	—	—	385	—	—	—	—	385
Purchase of treasury units	—	(6,250)	(222)	—	—	—	—	(222)
Contributions to parent	(56,193)	—	—	—	—	—	—	(56,193)
Adjustment in fair value of derivatives	—	—	—	—	—	—	(626)	(626)
Balances – December 31, 2012	—	26,566,776	349,490	—	—	8,472	—	357,962

Net loss	—	—	(13,087)	—	—	(267)	—	(13,354)
Issuance of restricted units	—	64,500	—	—	—	—	—	—
Forfeiture of restricted units	—	(250)	—	—	—	—	—	—
General partner contribution	—	—	—	—	—	37	—	37
Purchase of treasury units	—	(6,000)	(250)	—	—	—	—	(250)
Cash distributions ($3.11 per unit)	—	—	(82,735)	—	—	(1,853)	—	(84,588)
Excess purchase price over carrying value of acquired assets	—	—	(301)	—	—	—	—	(301)
Unit-based compensation	—	—	911	—	—	—	—	911
Balances – December 31, 2013	$—	26,625,026	$254,028	—	$—	$6,389	$—	$260,417

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Year Ended December 31,
	2013	2012	2011
Cash flows from operating activities:
Net income (loss)	$(13,354)	$101,987	$22,759
Less: Income from discontinued operations	—	(64,865)	(9,392)
Net income (loss) from continuing operations	(13,354)	37,122	13,367
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	52,240	42,063	40,276
Amortization of deferred debt issue costs	3,700	3,290	3,755
Amortization of discount on notes payable	306	581	351
Deferred income taxes	—	402	622
(Gain) loss on disposition or sale of property, plant, and equipment	(217)	795	898
Gain on sale of equity method investment	(750)	(486)	—
Equity in loss of unconsolidated entities	53,048	1,113	4,752
Unit-based compensation	911	385	190
Preferred dividends on Martin Energy Trading	1,738	—	—
Other	6	—	—
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	23,847	(56,856)	(34,626)
Product exchange receivables	689	14,230	(8,547)
Inventories	3,762	(2,733)	(28,714)
Due from affiliates	1,244	(20,135)	5,551
Other current assets	(5,432)	3,046	(1,996)
Trade and other accounts payable	(6,019)	17,595	50,904
Product exchange payables	(2,592)	(25,126)	14,961
Due to affiliates	(1,203)	18,976	11,874
Income taxes payable	(357)	367	(943)
Other accrued liabilities	10,753	(1,463)	1,063
Change in other non-current assets and liabilities	(1,459)	872	3,500
Net cash provided by continuing operating activities	120,861	34,038	77,238
Net cash provided by (used in) discontinued operating activities	(8,678)	(1,360)	14,124
Net cash provided by operating activities	112,183	32,678	91,362
Cash flows from investing activities:
Payments for property, plant, and equipment	(92,243)	(93,640)	(77,202)
Acquisitions, net of cash acquired	(73,921)	(224,603)	(16,815)
Proceeds from sale of acquired assets	—	56,000	—
Payments for plant turnaround costs	—	(2,107)	(2,103)
Proceeds from sale of property, plant, and equipment	5,576	44	1,025
Proceeds from sale of equity method investment	750	531	—
Proceeds from involuntary conversion of property, plant and equipment	2,200	—	—
Investments in unconsolidated entities	—	(775)	(59,319)
Milestone distributions from ECP	—	2,208	—
Return of investments from unconsolidated entities	1,738	5,980	1,432
Contributions to unconsolidated entities for operations	(30,877)	(30,279)	(35,765)
Net cash used in continuing investing activities	(186,777)	(286,641)	(188,747)
Net cash provided by (used in) discontinued investing activities	—	271,605	(13,908)
Net cash used in investing activities	(186,777)	(15,036)	(202,655)
Cash flows from financing activities:
Payments of long-term debt	(650,000)	(706,000)	(442,000)
Payments of notes payable and capital lease obligations	(8,809)	(6,556)	(1,132)
Proceeds from long-term debt	839,000	727,000	529,000
Net proceeds from follow on public offerings	—	194,170	70,330
General partner contributions	37	4,145	1,505
Excess purchase price over carrying value of acquired assets	(301)	(142,075)	(19,685)
Excess carrying value of assets over the purchase price paid by Martin Resource Management	—	(4,268)	—
Purchase of treasury units	(250)	(222)	(582)
Increase (decrease) in affiliate funding of investments in unconsolidated entities	—	(2,208)	30,828
Payments of debt issuance costs	(9,115)	(204)	(3,588)
Cash distributions paid	(84,588)	(76,528)	(64,497)
Net cash provided by (used in) financing activities	85,974	(12,746)	100,179

Net increase (decrease) in cash	11,380	4,896	(11,114)
Cash at beginning of period	5,162	266	11,380
Cash at end of period	$16,542	$5,162	$266

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Terminalling and Storage Segment

Comparative Results of Operations for the Twelve Months Ended December 31, 2013 and 2012

	Year Ended December 31,		Variance	Percent Change
	2013	2012
	(In thousands)
Revenues:
Services	$120,717	$94,895	$25,822	27%
Products	221,249	227,280	(6,031)	(3)%
Total revenues	341,966	322,175	19,791	6%

Cost of products sold	197,974	207,699	(9,725)	(5)%
Operating expenses	74,441	58,766	15,675	27%
Selling, general and administrative expenses	3,238	4,671	(1,433)	(31)%
Depreciation and amortization	31,823	22,976	8,847	39%
	34,490	28,063	6,427	23%
Other operating income (loss)	792	(119)	911	766%
Operating income	$35,282	$27,944	$7,338	26%

Lubricant sales volumes (gallons)	39,342	38,107	1,235	3%
Shore-based throughput volumes (gallons)	270,522	218,494	52,028	24%
Smackover refinery throughput volumes (BBL per day)	6,912	5,994	918	15%
Corpus Christi crude terminal (BBL per day)	108,652	55,529	53,123	96%

Comparative Results of Operations for the Twelve Months Ended December 31, 2012 and 2011

	Year Ended December 31,		Variance	Percent Change
	2012	2011
	(In thousands)
Revenues:
Services	$94,895	$81,697	$13,198	16%
Products	227,280	201,478	25,802	13%
Total revenues	322,175	283,175	39,000	14%

Cost of products sold	207,699	185,879	21,820	12%
Operating expenses	58,766	52,041	6,725	13%
Selling, general and administrative expenses	4,671	3,343	1,328	40%
Depreciation and amortization	22,976	19,814	3,162	16%
	28,063	22,098	5,965	27%
Other operating loss	(119)	(531)	412	78%
Operating income	$27,944	$21,567	$6,377	30%

Lubricant sales volumes (gallons)	38,107	36,189	1,918	5%
Shore-based throughput volumes (gallons)	218,494	216,410	2,084	1%
Smackover refinery throughput volumes (BBL per day)	5,994	6,820	(826)	(12)%
Corpus Christi crude terminal (BBL per day)	55,529	—	55,529

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Natural Gas Services Segment

Comparative Results of Operations for the Twelve Months Ended December 31, 2013 and 2012

	Year Ended December 31,		Variance	Percent Change
	2013	2012
	(In thousands)
Revenues:
Marine transportation	$3,028	$—	$3,028
Products	984,653	825,506	159,147	19%
Total revenues	987,681	825,506	162,175	—

Cost of products sold	946,551	803,195	143,356	18%
Operating expenses	5,806	3,550	2,256	64%
Selling, general and administrative expenses	3,892	4,236	(344)	(8)%
Depreciation and amortization	2,240	601	1,639	273%
	29,192	13,924	15,268	110%
Other operating income	20	—	20
Operating income	$29,212	$13,924	$15,288	110%

NGLs Volumes (Bbls)	15,168	12,080	3,088	26%

Comparative Results of Operations for the Twelve Months Ended December 31, 2012 and 2011

	Year Ended December 31,		Variance	Percent Change
	2012	2011
	(In thousands)
Revenues	$825,506	$611,749	213,757	35%
Cost of products sold	803,195	600,034	203,161	34%
Operating expenses	3,550	2,994	556	19%
Selling, general and administrative expenses	4,236	1,876	2,360	126%
Depreciation and amortization	601	578	23	4%
Operating income	$13,924	$6,267	$7,657	122%

NGLs Volumes (Bbls)	12,080	7,866	4,214	54%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Sulfur Services Segment

Comparative Results of Operations for the Twelve Months Ended December 31, 2013 and 2012

	Year Ended December 31,		Variance	Percent Change
	2013	2012
	(In thousands)
Revenues:
Services	$12,004	$11,702	$302	3%
Products	201,120	249,882	(48,762)	(20)%
Total revenues	213,124	261,584	(48,460)	(19)%

Cost of products sold	158,085	195,314	(37,229)	(19)%
Operating expenses	16,975	17,404	(429)	(2)%
Selling, general and administrative expenses	4,083	3,975	108	3%
Depreciation and amortization	7,979	7,371	608	8%
	26,002	37,520	(11,518)	(31)%
Other operating loss	—	(258)	258	100%
Operating income	$26,002	$37,262	$(11,260)	(30)%

Sulfur (long tons)	836.6	959.9	(123.3)	(13)%
Fertilizer (long tons)	273.0	306.1	(33.1)	(11)%
Sulfur services volumes (long tons)	1,109.6	1,266.0	(156.4)	(12)%

Comparative Results of Operations for the Twelve Months Ended December 31, 2012 and 2011

	Year Ended December 31,		Variance	Percent Change
	2012	2011
	(In thousands)
Revenues:
Services	$11,702	$11,400	$302	3%
Products	249,882	263,644	(13,762)	(5)%
Total revenues	261,584	275,044	(13,460)	(5)%

Cost of products sold	195,314	220,059	(24,745)	(11)%
Operating expenses	17,404	19,328	(1,924)	(10)%
Selling, general and administrative expenses	3,975	3,361	614	18%
Depreciation and amortization	7,371	6,725	646	10%
	37,520	25,571	11,949	47%
Other operating income (loss)	(258)	2,080	(2,338)	(112)%
Operating income	$37,262	$27,651	$9,611	35%

Sulfur (long tons)	959.9	1,217.0	(257.1)	(21)%
Fertilizer (long tons)	306.1	271.8	34.3	13%
Sulfur services volumes (long tons)	1,266.0	1,488.8	(222.8)	(15)%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Marine Transportation Segment

Comparative Results of Operations for the Twelve Months Ended December 31, 2013 and 2012

	Year Ended December 31,		Variance	Percent Change
	2013	2012
	(In thousands)
Revenues	$99,510	$88,815	$10,695	12%
Operating expenses	79,306	70,342	8,964	13%
Selling, general and administrative expenses	1,347	566	781	138%
Depreciation and amortization	10,198	11,115	(917)	(8)%
	8,659	6,792	1,867	27%
Other operating income (loss)	354	(41)	395	963%
Operating income	$9,013	$6,751	$2,262	34%

Comparative Results of Operations for the Twelve Months Ended December 31, 2012 and 2011

	Year Ended December 31,		Variance	Percent Change
	2012	2011
	(In thousands)
Revenues	$88,815	$83,971	$4,844	6%
Operating expenses	70,342	66,771	3,571	5%
Selling, general and administrative expenses	566	3,087	(2,521)	(82)%
Depreciation and amortization	11,115	13,159	(2,044)	(16)%
	6,792	954	5,838	612%
Other operating loss	(41)	(223)	182	82%
Operating income	$6,751	$731	$6,020	824%

Non-GAAP Financial Measures

The following table reconciles the non-GAAP financial measurements used by management to our most directly comparable GAAP measures for the three and twelve months ended December 31, 2013 and 2012, which represents EBITDA, Adjusted EBITDA and Distributable Cash Flow from continuing operations.

Reconciliation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Net income (loss)	$(39,261)	$7,243	$(13,354)	$101,987
Less: (Income) loss from discontinued operations, net of income taxes	—	2,447	—	(64,865)
Income from continuing operations	(39,261)	9,690	(13,354)	37,122
Adjustments:
Interest expense	11,437	7,381	42,495	30,665
Income tax benefit (expense)	(157)	191	753	3,557
Depreciation and amortization	14,296	11,748	52,240	42,063
EBITDA	(13,685)	29,010	82,134	113,407
Adjustments:
Equity in loss of unconsolidated entities	52,170	1,369	53,048	1,113
(Gain) loss on sale of property, plant and equipment	579	788	(217)	795
Gain on sale of equity method investment	(750)	—	(750)	(486)
Gain on involuntary conversion of property, plant and equipment	(909)	—	(909)	—
Debt prepayment premium	272	—	272	2,470
Distributions from unconsolidated entities	754	847	3,476	3,961
Mont Belvieu indemnity escrow payment	—	—	—	(375)
Unit-based compensation	174	6	911	385
Adjusted EBITDA	38,605	32,020	137,965	121,270
Adjustments:
Interest expense	(11,437)	(7,381)	(42,495)	(30,665)
Income tax benefit (expense)	157	(191)	(753)	(3,557)
Amortization of deferred debt issuance costs	810	679	3,700	3,290
Amortization of debt discount	76	77	306	581
Payments of installment notes payable and capital lease obligations	(56)	(23)	(307)	(279)
Deferred income taxes	—	—	—	402
Payments for plant turnaround costs	—	471	—	(2,107)
Maintenance capital expenditures	(3,972)	(5,055)	(11,445)	(8,658)
Distributable Cash Flow	$24,183	$20,597	$86,971	$80,277